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                                                                   Exhibit 3(ii)


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                                     BYLAWS
                                       OF
                                SYMMETRICOM, INC.

     The undersigned, Thomas W. Steipp and William Slater, do hereby certify:

     1. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Symmetricom, Inc., a California corporation (the "Corporation").

     2. Article III, Section 2(b) of the Bylaws of the Corporation is replaced at and amended to read as follows:

         "(b) The number of directors of the corporation shall be presently set six (6)."

     3. The foregoing amendment of the Bylaws of Incorporation has been duly approved by the Corporation's Board of Directors.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  August 7, 2001


         /S/ Thomas W. Steipp
------------------------------------------
Thomas W. Steipp, Chief Executive Officer

         /S/ William Slater
------------------------------------------
William Slater, Secretary